UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2021 (December 21, 2021)

Atlas Crest Investment Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39999	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 883-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	ACII. U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	ACII	The New York Stock Exchange

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ACII WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On December 21, 2021, David Fox resigned from the Board of Directors of Atlas Crest Investment Corp. II (the “Company”) for personal reasons. Mr. Fox’s resignation was not the result of any disagreement with the Company. Mr. Fox was an independent member of the Nominating and Governance Committee, the Compensation Committee, and the Audit Committee of the Board of Directors.

(b) On December 27, 2021, the Board of Directors (the “Board”) of the Company appointed Carrie McCabe as its third non-executive, independent director. Ms. McCabe currently serves as the CEO of Lasair Advisors LLC, a strategic advisory firm, which she founded in 2000. Ms. McCabe previously was Managing Director at $30 billion PAAMCO responsible for Global Strategy and a member of the Management Committee from 2016 to 2019. While at PAAMCO, she served as the CEO and CIO creating the new PAAMCO Select business which was focused on active long equity solutions. Prior to PAAMCO, Ms. McCabe served as a Senior Advisor to McKinsey & Company’s global Asset Management and Private Equity Practices from 2013 to 2016. In 2008, Ms. McCabe launched Lasair Capital, an institutional alternative asset management firm, in strategic partnership with a Fortune 5 pension plan, with assets acquired by General Electric in 2013. Previously, Ms. McCabe was President and CEO of Financial Risk Management where she led the Americas team of the $15 billion institutional hedge fund organization and also served as a member of FRM’s Global Advisory Committee and Investment Committees. Prior to that, she was President and Chief Executive Officer of Blackstone Alternative Asset Management, where she built multi-manager hedge fund investing into a core business of Blackstone. Ms. McCabe began her career trading government securities at Bear Stearns where she was Managing Director. She then joined Hong Kong and Shanghai Banking Corporation (HSBC) as Senior Vice President and Manager of Capital Markets, where she managed a $25 billion balance sheet, and the sales and trading teams. Subsequently, she founded and served as President of Midland Investment Management, the institutional money management affiliate of HSBC in the Americas. She then served as Principal at Mariner Investment Group, where she created new company ventures in the alternative asset area. Ms. McCabe has served on the Board of Directors for organizations including Stanford University’s Clayman Institute, The Segerstrom Center for the Arts, The International Association of Financial Engineers, and Girls Inc. Ms. McCabe received her B.A. in Economics from Stanford University and MBA from Harvard Business School. We believe Ms. McCabe’s experience building and leading businesses and financial structuring expertise make her well qualified to serve on our board of directors.

The Board has determined that Ms. McCabe is “independent” as that term is defined under the NYSE listing rules for purposes of serving on the Board and committees and that she also satisfies the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act, as amended, for purposes of serving as an independent director on the audit committee. With the addition of Ms. McCabe to the audit committee, the Company has three independent directors on its audit committee and one member has accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment, in compliance with Section 303A.07(a) of the New York Stock Exchange corporate governance standards.

On December 27, 2021, Ms. McCabe became a member of Atlas Crest Investment II LLC, our sponsor. The Company will reimburse Ms. McCabe for expenses incurred in connection with her role as a non-executive director. In addition, Ms. McCabe and the Company have entered into an indemnification agreement substantially in the form attached as Exhibit 10.5 to the Form 8-K filed by the Company with the Securities and Exchange Commission on February 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Crest Investment Corp. II

	By:	/s/ Michael Spellacy
		Name:	Michael Spellacy
		Title:	Chief Executive Officer

Dated: December 27, 2021

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